UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 26, 2013

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54756	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5205 Prospect Road, Suite 135-226, San Jose, CA	95129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 538-3373

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into Material Definitive Agreement

ITEM 5.02   Departure Of Directors or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers

On September 26, 2013, we entered into an agreement with Dr. Andrew Jolly, pursuant to which Dr. Jolly has agreed to serve as a director of our company. Pursuant to the agreement, our company is to compensate Dr. Jolly for serving as a director of our company at GBP£2,000 per calendar month.  On October 1, 2013, we appointed Dr. Jolly as a director of our company.

Dr. Andrew Jolly – Director

Dr. Andrew Jolly, age 42, is a highly qualified and motivated technical consultant with a commercial orientation and over 10 years of experience in the area of renewable energy.

Dr. Jolly specializes in creating, developing and delivering concepts for generating biomass combined heat and power and biomass power-only projects. He focuses on the use of biomass, organic waste and hydrogen and has a comprehensive understanding of the regulatory and legislative factors that impact the technical and commercial specification and scale of projects.

Dr. Jolly has honed skills in project concept generation, feasibility assessment, planning issues, economic appraisal and financing, environmental impacts and making sense of current UK environmental legislation and regulation.

A key part of Dr. Jolly’s expertise is in the assessing, accreditation and maintenance of renewable energy technologies in respect of schemes such as the Renewables Obligation (RO), Feed in Tariffs (FiTs), Renewable Heat Incentive (RHI) and Combined Heat & Power Quality Assurance (CHPQA). This aspect of renewable energy projects is crucial when the associated benefits of renewable energy generation often comprise two-thirds of the overall project income.

Dr. Jolly has led Equis Energy Limited’s biomass, biogas and EfW project development and consultancy since 2006 where he has provided expert advice and services on numerous renewable energy projects.

Dr. Jolly’s educational background consists of having obtained a PhD in Energy Studies research from Cardiff University, a Master of Philosophy in Energy Studies research from Cardiff University and a Bachelor of Engineering (Hons.) in Mechanical Engineering with Business Management from the University of Sussex.  Additionally, he is a Chartered Engineer with the Engineering Counsel of the United Kingdom.

Our company believes that Dr. Jolly’s educational background, and business and operational experience give him the qualifications and skills necessary to serve as a director of our company. Our board of directors now consists of Dr. Neil Carmichael, Jordan Starkman and Dr. Andrew Jolly.

There has been no transaction since the beginning of the registrant’s last two completed fiscal years, or any currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds $120,000 or one percent of the average of the smaller reporting company’s total assets, and in which any related person had or will have a direct or indirect material interest.

Item 9.01   Financial Statements and Exhibits

10.1	Agreement between our company and Andrew Jolly entered into on September 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Neil Carmichael
Neil Carmichael
President and Director

Date: October 3, 2013